Reading International Announces 1st Quarter 2007 Results

•	Revenue from continuing operations was up 10.8% over the 2006 quarter, to $28.0 million
•	Net Loss for the quarter was reduced by 79.5% over the 2006 quarter, to ($646,000)
•	EBITDA(1)as reported, was $4.6 million up 106.5% compared to $2.2 million in 2006 quarter

Los Angeles, California, - (PR NEWSWIRE) -May 10, 2007 - Reading International, Inc. (AMEX: RDI) announced today results for its quarter ended March 31, 2007.

First Quarter 2007 Highlights

Our year-to-year results of operations were principally impacted by the following:

•
the opening in the fourth quarter of 2005 and the occupancy of the majority of tenancies during first and second quarters of 2006 of our Newmarket Shopping Center, a 100,000 square foot retail center in a suburb of Brisbane, Australia;

•	the acquisition of a cinema in Queenstown, New Zealand effective February 23, 2006;

•	the purchase of the 50% share that we did not already own of the Palms 8-screen, leasehold cinema located in Christchurch, New Zealand effective April 1, 2006;

•	the sale of our 50% share of the cinemas at Whangaparaoa, Takapuna and Mission Bay, New Zealand formerly part of the Berkeley Cinemas Group effective August 28, 2006;

•	the acquisition of the long-term ground lease interest underlying our Tower Theater in Sacramento, California (the principal art cinema in Sacramento);

•
through March 31, 2007, the sale of 65 out of 67 residential units comprising our Place 57 residential condominium tower in Manhattan, in which we own a 25% interest. There were 6 units closed in the 2007 quarter; and

•
the increase in the value of the Australian and New Zealand dollars vis-à-vis the US dollar from $0.7165 and $0.6164, respectively, as of March 31, 2006 to $0.8104 and $0.7158, respectively, as of March 31, 2007.

(1) The Company defines EBITDA as net income (loss) before net interest expense, income tax benefit, depreciation, and amortization. EBITDA is presented solely as a supplemental disclosure as we believe it to be a relevant and useful measure to compare operating results among our properties and competitors, as well as a measurement tool for evaluation of operating personnel. EBITDA is not a measure of financial performance under the promulgations of generally accepted accounting principles (“GAAP”). EBITDA should not be considered in isolation from, or as a substitute for, net loss, operating loss or cash flows from operations determined in accordance with GAAP. Finally, EBITDA is not calculated in the same manner by all companies and accordingly, may not be an appropriate measure for comparing performance amongst different companies. See the “Supplemental Data” table attached for a reconciliation of EBITDA to net income (loss).

First Quarter 2007 Discussion

Revenue from continuing operations increased from $25.2 million in the 2006 quarter to $28.0 million in 2007, a 10.8% increase. The cinema revenue increase of $2.0 million was predominantly due to the US ($1.1 million higher than last year) and New Zealand ($0.6 million higher than last year). The top 3 grossing films in our circuit worldwide were “Happy Feet”, “Night at the Museum” and“The Queen” which between them accounted for approximately 20% of our cinema box office revenue. The increase in real estate revenue was primarily in Australia, principally attributable to increased revenue from our Newmarket site. This was offset by a decrease in the US, primarily due to our live theater rental income.

As a percent of revenue, operating expense, at 71.9% in the 2007 quarter was lower than the 74.8% of the 2006 quarter. The primary drivers for this were a better expense/revenue mix on higher realized revenues and continued expense control in all geographic areas.

Depreciation and amortization decreased by $272,000 or 8.4%, from $3.2 million in the 2006 quarter, to $3.0 million in the 2007 quarter, as several Australian cinema assets reached the end of their depreciable lives.

General and administrative expense increased by $308,000 or 9.1%, from $3.4 million to $3.7 million in the 2007 quarter. This increase was primarily due to our expensing the cost of 70,000 fully vested options granted to our directors.

The other significant driver that affected the 2007 quarter compared to the 2006 quarter was the reported $735,000 Other Income in the 2007 quarter, compared to the ($689,000) Other Expense in the 2006 quarter. The change of $1.4 million was primarily due to the $1.3 million of income recognized in the 2007 quarter with respect to our investment in Place 57.

As a result of the above, we reported a net loss of ($646,000) for the 2007 quarter compared to a net loss of ($3.1) million in the 2006 quarter.

Our EBITDA (1) at $4.6 million for the 2007 quarter was $2.4 million higher than the 2006 quarter of $2.2 million, equally driven by better operating margins (approximately $1.2 million) and income recognized from our Place 57 investment in the 2007 quarter ($1.3 million).

Balance Sheet

Our total assets at March 31, 2007 were $306.6 million compared to $289.2 million at December 31, 2006. The currency exchange rates for Australia and New Zealand as of March 31, 2007 were $0.8104 and $0.7158, respectively, and as of December 31, 2006, these rates were $0.7884 and $0.7046, respectively. As a result, currency had a positive effect on the balance sheet at March 31, 2007 compared to December 31, 2006.

Our cash position at March 31, 2007 was $9.0 million compared to $11.0 million at December 31, 2006.

On February 5, 2007 we issued $51.5 million in trust preferred securities through our wholly owned trust subsidiary. These securities are reflected on our balance sheet as subordinated debt. There are no principal payments until maturity in 2027 when the securities are fully paid and we have fixed the interest payment for the first 5 years at 9.22%. We used the funds from this transaction to principally payoff our bank indebtedness in New Zealand by $34.4 million (NZ$50.0 million) and to pay down our indebtedness in Australia by $5.8 million (AUS$7.4 million).

As a result, at the present time we have approximately $11.3 million (AUS$14.0 million) in undrawn funds under our Australian Corporate Credit Facility. We have left in place a $43.0 million (NZ$60.0 million) Line of Credit in New Zealand. Accordingly, we believe that we have sufficient borrowing capacity under our Australian Corporate Credit Facility and our New Zealand Line of Credit, to meet our anticipated short-term working capital requirements.

Our positive working capital at March 31, 2007 of $5.2 million compares to a negative working capital of $7.0 million at December 31, 2006. Negative working capital is typical in the cinema industry, due to the lag time between the collection of box office and concession receipts and the payment of film distributors and vendors.

Requiring estimated funding of approximately $500.0 million, our development in Burwood, Australia will clearly not be funded from normal working capital even in a phased approach. We have approached several financing sources who have already given a high-level, favorable response to this funding. However, we continue to investigate all options available to us including debt financing, equity financing, and joint venture partnering to achieve the optimal financing structure for this most significant development.

Stockholders’ equity was $108.4 million at March 31, 2007 compared to $107.7 at December 31, 2006.

About Reading International, Inc.

Reading International (http://www.readingrdi.com) is in the business of owning and operating cinemas and developing, owning and operating real estate assets. Our business consists primarily of:

•	the development, ownership and operation of multiplex cinemas in the United States, Australia and New Zealand; and

•
the development, ownership and operation of retail and commercial real estate in Australia, New Zealand and the United States, including entertainment-themed retail centers (“ETRC”) in Australia and New Zealand and live theater assets in Manhattan and Chicago in the United States.

Reading manages its worldwide cinema business under various different brands:

•	in the United States, under the

o	Reading brand,

o	Angelika Film Center brand (http://angelikafilmcenter.com/), and

o	City Cinemas brand (http://citycinemas.moviefone.com/);

•	in Australia, under the Reading brand (http://www.readingcinemas.com.au/); and

•	in New Zealand, under the

o	Reading (http://www.readingcinemas.co.nz),

o	Rialto (http://www.rialto.co.nz), and

o	Berkeley Cinemas (http://www.berkeleycinemas.co.nz/) brands.

Our statements in this press release contain a variety of forward-looking statements as defined by the Securities Litigation Reform Act of 1995. Forward-looking statements reflect only our expectations regarding future events and operating performance and necessarily speak only as of the date the information was prepared. No guarantees can be given that our expectation will in fact be realized, in whole or in part. You can recognize these statements by our use of words such as, by way of example, “may,” “will,” “expect,” “believe,” and “anticipate” or other similar terminology.

These forward-looking statements reflect our expectation after having considered a variety of risks and uncertainties. However, they are necessarily the product of internal discussion and do not necessarily completely reflect the views of individual members of our Board of Directors or of our management team. Individual Board members and individual members of our management team may have different view as to the risks and uncertainties involved, and may have different views as to future events or our operating performance.

Among the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements are the following:

•	With respect to our cinema operations:

o	The number and attractiveness to movie goers of the films released in future periods;

o	The amount of money spent by film distributors to promote their motion pictures;

o	The licensing fees and terms required by film distributors from motion picture exhibitors in order to exhibit their films;

o
The comparative attractiveness of motion pictures as a source of entertainment and willingness and/or ability of consumers (i) to spend their dollars on entertainment and (ii) to spend their entertainment dollars on movies in an outside the home environment; and

o
The extent to which we encounter competition from other cinema exhibitors, from other sources of outside of the home entertainment, and from inside the home entertainment options, such as “home theaters” and competitive film product distribution technology such as, by way of example, cable, satellite broadcast, DVD and VHS rentals and sales, and so called “movies on demand;”

•	With respect to our real estate development and operation activities:

o	The rental rates and capitalization rates applicable to the markets in which we operate and the quality of properties that we own;

o	The extent to which we can obtain on a timely basis the various land use approvals and entitlements needed to develop our properties;

o	the risks and uncertainties associated with real estate development;

o	The availability and cost of labor and materials;

o	Competition for development sites and tenants; and

o	The extent to which our cinemas can continue to serve as an anchor tenant which will, in turn, be influenced by the same factors as will influence generally the results of our cinema operations;

•
With respect to our operations generally as an international company involved in both the development and operation of cinemas and the development and operation of real estate; and previously engaged for many years in the railroad business in the United States:

o	Our ongoing access to borrowed funds and capital and the interest that must be paid on that debt and the returns that must be paid on such capital;

o	The relative values of the currency used in the countries in which we operate;

o	Changes in government regulation, including by way of example, the costs resulting from the implementation of the requirements of Sarbanes-Oxley;

o	Our labor relations and costs of labor (including future government requirements with respect to pension liabilities, disability insurance and health coverage, and vacations and leave);

o
Our exposure from time to time to legal claims and to uninsurable risks such as those related to our historic railroad operations, including potential environmental claims and health related claims relating to alleged exposure to asbestos or other substances now or in the future recognized as being possible causes of cancer or other health related problems;

o	Changes in future effective tax rates and the results of currently ongoing and future potential audits by taxing authorities having jurisdiction over our various companies; and

o	Changes in applicable accounting policies and practices.

The above list is not necessarily exhaustive, as business is by definition unpredictable and risky, and subject to influence by numerous factors outside of our control such as changes in government regulation or policy, competition, interest rates, supply, technological innovation, changes in consumer taste and fancy, weather, and the extent to which consumers in our markets have the economic wherewithal to spend money on beyond-the-home entertainment.

Given the variety and unpredictability of the factors that will ultimately influence our businesses and our results of operation, it naturally follows that no guarantees can be given that any of our forward-looking statements will ultimately prove to be correct. Actual results will undoubtedly vary and there is no guarantee as to how our securities will perform either when considered in isolation or when compared to other securities or investment opportunities.

Finally, please understand that we undertake no obligation to publicly update or to revise any of our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law. Accordingly, you should always note the date to which our forward-looking statements speak.

Additionally, certain of the presentations included in this press release may contain “pro forma” information or “non-US GAAP financial measures.” In such case, a reconciliation of this information to our US GAAP financial statements will be made available in connection with such statements.

For more information, contact:

Andrzej Matyczynski, Chief Financial Officer
Reading International, Inc. (213) 235 2240

[TABLES FOLLOW]

Reading International, Inc. and Subsidiaries
Supplemental Data
Reconciliation of EBITDA to Net Loss (Unaudited)
(dollars in thousands, except per share amounts)

Statements of Operations	Three Months Ended March 31,
	2007	2006

Revenue	$27,975	$25,243
Operating expense
Cinema/real estate	20,122	18,893
Depreciation and amortization	2,968	3,240
General and administrative	3,675	3,367

Operating income (loss)	1,210	(257)

Interest expense, net	(1,750)	(1,784)
Other income (expense)	735	(689)
Income tax expense	(499)	(337)
Minority interest expense	(342)	(80)

Net loss	$(646)	$(3,147)

Basic and diluted loss per share	$(0.03)	$(0.14)

EBITDA*	$4,571	$2,214

EBITDA* change	$2,357

* EBITDA presented above is net loss adjusted for interest expense (net of interest income), income tax expense, depreciation and amortization expense, and an adjustment for discontinued operations (this includes interest expense and depreciation and amortization for the discontinued operations).

Reconciliation of EBITDA to the net loss is presented below:

	Three Months Ended March 31,
	2007	2006

Net loss	$(646)	$(3,147)
Add: Interest expense, net	1,750	1,784
Add: Income tax provision	499	337
Add: Depreciation and amortization	2,968	3,240

EBITDA	$4,571	$2,214

Reading International, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006
Revenue
Cinema	$24,506	$22,509
Real estate	3,469	2,734
	27,975	25,243
Operating expense
Cinema	18,120	17,182
Real estate	2,002	1,711
Depreciation and amortization	2,968	3,240
General and administrative	3,675	3,367
	26,765	25,500

Operating income (loss)	1,210	(257)

Non-operating income (expense)
Interest income	145	61
Interest expense	(1,895)	(1,845)
Net gain (loss)on sale of assets	(185)	3
Other expense	(736)	(1,159)

Loss before minority interest expense, income tax expense, and equity earnings of unconsolidated joint ventures and entities	(1,461)	(3,197)
Minority interest expense	(342)	(80)
Loss before income tax expense and equity earnings of unconsolidated joint ventures and entities	(1,803)	(3,277)
Income tax expense	(499)	(337)
Loss before equity earnings of unconsolidated joint ventures and entities	(2,302)	(3,614)
Equity earnings of unconsolidated joint ventures and entities	1,656	467
Net loss	$(646)	$(3,147)
Basic and diluted loss per share	$(0.03)	$(0.14)
Weighted average number of shares outstanding - basic and diluted	22,482,804	22,450,007

Reading International, Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	March 31, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$9,023	$11,008
Receivables	5,731	6,612
Inventory	457	606
Investment in marketable securities	20,063	8,436
Restricted cash	842	1,040
Prepaid and other current assets	2,219	2,589
Total current assets	38,335	30,291
Land held for sale	1,809	--
Property held for development	1,643	1,598
Property under development	45,585	38,876
Property & equipment, net	171,192	170,667
Investment in unconsolidated joint ventures and entities	15,799	19,067
Investment in Reading International Trust I	1,547	--
Goodwill	18,158	17,919
Intangible assets, net	8,194	7,954
Other assets	4,387	2,859
Total assets	$306,649	$289,231

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$12,817	$13,539
Film rent payable	2,494	4,642
Notes payable - current portion	5,271	2,237
Notes payable to related parties - current portion	5,000	5,000
Current tax liabilities	4,928	9,128
Deferred current revenue	2,420	2,565
Other current liabilities	241	177
Total current liabilities	33,171	37,288
Notes payable - long-term portion	74,616	113,975
Notes payable to related parties	9,000	9,000
Subordinated debt	51,547	--
Noncurrent tax liabilities	4,890	--
Deferred non-current revenue	552	528
Other liabilities	22,095	18,178
Total liabilities	195,871	178,969
Commitments and contingencies	--	--
Minority interest in consolidated affiliates	2,375	2,603
Stockholders’ equity:
Class A Nonvoting Common Stock, par value $0.01, 100,000,000 shares authorized, 35,495,729 issued and 20,992,453 outstanding at March 31, 2007 and 35,468,733 issued and 20,980,865 outstanding at December 31, 2006	216	216
Class B Voting Common Stock, par value $0.01, 20,000,000 shares authorized and 1,495,490 issued and outstanding at March 31, 2006 and December 31, 2006	15	15
Nonvoting Preferred Stock, par value $0.01, 12,000 shares authorized and no outstanding shares	--	--
Additional paid-in capital	128,786	128,399
Accumulated deficit	(51,213)	(50,058)
Treasury shares	(4,306)	(4,306)
Accumulated other comprehensive income	34,905	33,393
Total stockholders’ equity	108,403	107,659
Total liabilities and stockholders’ equity	$306,649	$289,231